Exhibit 99.2
T-3 Energy Services, Inc. Management Presentation During the course of this presentation, participants may make certain forward-looking statements regarding various matters related to our business and company that are not historical facts, including future financial performance, operating results, and the prospects for the oil and gas services business. It is difficult to make projections or other forward-looking statements in a cyclical industry; such as the risks, assumptions, and uncertainties involved in these forward-looking statements include the level of crude oil and natural gas prices, rig demand, and operational and other risks which are described in the company's most recent Form 10-K and other filings with the U.S. Securities and Exchange Commission. The forward looking statements are based upon management's expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company's results, please review the T-3 Energy Services' Annual Report on Form 10-K for the year ended December 31, 2008. 2008 Year End Performance

Proven History of Execution

Proven history of strengthening and focusing company.



Capitalized
First Reserve Corporation
Growth Strategy Developed
Branding Strategy Initiated
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
T3 Energy Services

Leading provider of pressure and flow control equipment aftermarket services along the U.S. Gulf Coast.

Growth Strategy is deployed with the intent of becoming an Original Equipment Manufacturer.



Distribution
Fasteners
Fabrication
Pump / Motor
Pressure Control Vision

Non-Core Business Divestiture and Vision



New Product Introductions & Engineering



Geographic Expansion
Product Growth
T3 Energy Services
complement Products
Acquisition Model

Strategic Growth and Acquisition



Supply Chain, Capacity & Process Improvements



Conservative Financial Management

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Company & Products Overview We design, manufacture, repair, and service products used in the drilling and completion of new oil and gas wells, the workover of existing wells, and the production and transportation of oil and gas. 73% 12% 15% 2008 Revenues Production Phase Drilling Phase Crown & Standpipe Manifold Choke & Kill Blowout Master Bushing Remote Control System Panel Surface Control System Manifold Blowout Preventer Stack Remote Control System Panel Surface Control System Wellhead & Production Tree Pipeline Valves Transmission & Processing Phase Wellhead Products Pressure and Flow Control Products Pipeline Valve Products 2 3 1 4 5

Conservative Financial Management Strategic Growth & Acquisition New Product Introductions & Engineering Supply Chain & International Sourcing Successful execution of the growth strategy has resulted in significant gains in market share and name-brand recognition. Approximately 740 employees in 24 facilities with international operations in India, Dubai, and Mexico. Introduced 119 new customer-driven products and dozens of product enhancements. Currently sourcing 20% of raw material expenditures annually from Low Cost Countries. Financial health indicators are continually tracked and monitored. Net Debt <$20M Average Investment Payback <1.5 Years Average Annual Maintenance CapEx <$1M Growth Strategy Execution

Order 2008 Year-End Results Quality Gross Margin Quote Backlog Order Backlog Successful execution of T-3 Energy's growth strategy has resulted in financial success and achievement of all major financial performance goals. $210M as of February 28th, with 65% of those quotes being international. $71M as of February 28rd. Does not include JV or WPS commitments. $90M $76M 39.8% Achieved target gross margin of 40% throughout 2008. $29M $3.3M 32.0% 2003 2003 2003 OEM Products as a % of Revenue OEM products as a % of revenue have grown on average 10 per- centage points yearly since 2003. 80% 26% 2003 Quarter End Shipments December 31st quarter-end shipments have increased every year since 2003. $79M $18.8M 2003 Quote Order Ship Quote Order Ship Quote Ship Order Quote Ship Order Quote Ship Of greater importance is the fact that in light of the financial successes listed above, T3 achieving a 2008 Total Recordable Incident Rate of 0.2.

2008 Year-End Market Position Successful execution of T-3 Energy's growth strategy has resulted in capturing significant market share. Significant opportunity remains. As a percentage of the total new installed market base between 2005 and 2008. Up 1% from 2007. As a percentage of total land-based market as serviced between 2005 and 2008. As a percentage of the total new installed market base between 2005 and 2008. Of $1.1 billion 2008 United States domestic surface wellhead market. 2.5% added with Azura acquisition. Of $1.9 billion 2008 global pipeline and transmission valve market. Global New Manufactured BOP Market Global Land BOP Control System Market Global BOP Elastomers Market U.S. Surface Wellhead Products Market 14% 16% ~1% 6.5% ~1% U.S. Pipeline Valve Products Market 0% 0% 0% ~1.4% ~0.2% 2003 2003 2003 2003 2003

Industry Outlook

T3 Energy Services

Growth strategy success is now challenged by a soft oil and gas market resulting from frozen capital markets and low consumer confidence.









Q1 Q2
Q3 Q4



Quote
Order
Ship

-40%

Domestic Rig Count & Spending

US drilling to drop 46% drop in 2009[1]. Will have biggest impact on T-3's WPS and PVS divisions.

-10%

International Rig Count & Spending

International drilling projected to drop 13% in 2009[1] with strong markets in Mexico and the Middle East. Favors T-3's PCG strong international sales mix & existing JV's.

$45

Oil and Gas Commodity Prices

From 2008 highs, oil has fallen $100 to approximately $45 a barrel. 2009 prices are not expected to improve significantly[1].

Q3/Q4

Customer Confidence in Market

Though T-3 has continued to see higher than expected project opportunities, customer outlook for Q3 and Q4 is less than favorable.

-20%

Firm-Order Backlog

From Q3 to Q4 2008, quarter-end backlog has fallen from $94M to $76M.

[1] Spears & Associates, March 2009 DPO – Revised. Drop in drilling activity considers average year-over-year drilling activity.

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Recent Acquisition

T3 Energy Services

On March 3rd, 2009 T3 Energy acquires the assets of Azura Surface Wellhead for $8.14M +/- customary working capital adjustments.




6.5%


Michigan
New York
Virginia

Improved Surface Wellhead EBITDA

Forecasted incremental annual EBITDA of $3.0 to $3.5M[1], after brief transition and integration period.

Improved Operational Mass and Market Share

Increases North American domestic surface wellhead market share 2.5%, from 4.0% to 6.5%.

New Market Opportunity in Marcellus Shale Gas Play

Increases areas of operation in Pennsylvania and Dallas. T3's first operation in the Marcellus gas play.

Overlap Provides for Significant Synergy

Significant opportunities in operational synergy exist both in personnel and operational footprint.

Azura	T3 Energy	Combined
Indiana, PA		Indiana, PA
Alvarado, TX		Alvarado, TX
Longview, TX		Longview, TX
~~Corpus Christi, TX~~	Robstown, TX	Robstown, TX
Conway, AR	~~Conway, AR~~	Conway, AR
Broussard, LA	~~Broussard, LA~~	Broussard, LA
~~Houston, TX~~	Houston, TX	Houston, TX
~~Oklahoma, OK~~	Oklahoma, OK	Oklahoma, OK
Odessa, TX	~~Odessa, TX~~	Odessa, TX
	Perryton, TX	Perryton, TX
	Shreveport, LA	Shreveport, LA
	Tyler, TX	Tyler, TX
	Grand Junction, CO	Grand Junction, CO

Pre-Acquisition Employee Base	Pre-Acquisition Employee Base	Post-Acquisition Employee Base
85	82	105

[1] *Includes forecasted synergies.*

8

Finance Certain information discussed in this presentation is considered non-GAAP financial measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

4th Quarter Financial Performance

T3 Energy Services

Unadjusted without Add-Backs

	Q4 2008	Q4 2007	Delta
Revenues	$ 78,631	$ 64,371	$ 14,260
Gross Profit	$ 31,307	$ 24,081	$ 7,226
Gross Profit Margin	39.8%	37.4%	2.4%
SG&A	$ 36,665	$ 8,906	$ 27,759
SG&A %	46.6%	13.8%	32.8%
EBITDA	$ (5,358)	$ 15,175	$ (20,533)
EBITDA %	-6.8%	23.6%	-30.4%
Operating Income	$ (7,263)	$ 13,385	$ (20,648)
Operating Income %	-9.2%	20.8%	-30.0%
Net Income (Cont. Ops.)	$ (8,690)	$ 8,474	$ (17,164)
Diluted EPS	$ (0.69)	$ 0.67	$ (1.36)

Adjusted with Add-Backs*

	Q4 2008	Q4 2007	Delta
Revenues	$ 78,631	$ 64,371	$ 14,260
Gross Profit	$ 31,307	$ 24,081	$ 7,226
Gross Profit Margin	39.8%	37.4%	2.4%
SG&A*	$ 13,165	$ 8,906	$ 4,259
SG&A %	16.7%	13.8%	2.9%
EBITDA*	$ 18,142	$ 15,175	$ 2,967
EBITDA %	23.1%	23.6%	-0.5%
Operating Income	$ 16,237	$ 13,385	$ 2,852
Operating Income %	20.6%	20.8%	-0.2%
Net Income* (Cont. Ops.)	$ 10,941	$ 8,474	$ 2,467
Diluted EPS*	$ 0.86	$ 0.67	$ 0.19

**Q4 2008 includes $23.5 million of goodwill impairment and $0.9 million of tax benefit as a result of the deductibility of $2.6 million strategic alternative costs, of which $2.2 million was recorded in Q3 2008 and $0.4 million was recorded in Q2 2008.*

10

*2008 includes $23.5 million of goodwill impairment, or $20.5 million net of tax, and $4.7 million of strategic alternative costs, or $3.1 million net of tax. 2007 includes a $2.5 million change of control charge, or $1.9 million net of tax. Annual Financial Performance Unadjusted without Add-Backs Adjusted with Add-Backs* 2008 2007 Delta Revenues 285,329 $ 217,434 $ 67,895 $ Gross Profit 114,643 $ 82,351 $ 32,292 $ Gross Profit Margin 40.2% 37.9% 2.3% SG&A 77,234 $ 36,619 $ 40,615 $ SG&A % 27.1% 16.8% 10.3% EBITDA 37,409 $ 45,732 $ (8,323) $ EBITDA % 13.1% 21.0% -7.9% Operating Income 29,060 $ 40,761 $ (11,701) $ Operating Income % 10.2% 18.7% -8.5% Net Income (Cont. Ops.) 13,045 $ 26,507 $ (13,462) $ Diluted EPS 1.02 $ 2.19 $ (1.17) $ 2008 2007 Delta Revenues 285,329 $ 217,434 $ 67,895 $ Gross Profit 114,643 $ 82,351 $ 32,292 $ Gross Profit Margin 40.2% 37.9% 2.3% SG&A* 49,034 $ 34,097 $ 14,937 $ SG&A % 17.2% 15.7% 1.5% EBITDA* 65,609 $ 48,254 $ 17,355 $ EBITDA % 23.0% 22.2% 0.8% Operating Income 57,260 $ 43,283 $ 13,977 $ Operating Income % 20.1% 19.9% 0.2% Net Income* (Cont. Ops.) 36,626 $ 28,436 $ 8,190 $ Diluted EPS* 2.86 $ 2.35 $ 0.51 $

Improving Revenue & Earnings *Q2 2007 operating results are adjusted to exclude a charge of $2.5 million related to a change of control provision; Q2 operating income would have been $7.9 million or 15.2% and Diluted EPS would have been $0.44 including this charge. Q2 2008 operating results are adjusted to exclude $2.5 million in costs related to the pursuit of strategic alternatives for the Company. Q2 2008 operating income would have been $11.3 million or 16.7% and Diluted EPS would have been $0.58 including these costs. Q3 2008 operating results are adjusted to exclude $2.2 million in costs related to the pursuit of strategic alternatives for the Company. Q3 2008 operating results would have been $10.6 million or 15.2% and Diluted EPS would have been $0.37 including these costs. Q4 2008 have been adjusted to exclude $23.5 million of goodwill impairment and $0.9 million of tax benefit as a result of the deductibility of $2.6 million strategic alternative costs, of which $2.2 million was recorded in Q3 2008 and $0.4 million was recorded in Q2 2008. Q4 2008 operating income would be -$7.3 million or -9.2% and Diluted EPS would be -$0.69 including these costs. 300% Increase Diluted EPS Quarterly Revenue Quarterly Operating Income* Net Income ($ Million) Net Income Percentage Net Income ($ Million) $0.06 $0.22 $0.20 $0.27 $0.36 $0.40 $0.46 $0.46 $0.51 $0.60 $0.58 $0.67 $0.75 $0.70 $0.55 $0.86 $19.8 $25.0 $25.8 $32.6 $35.7 $38.1 $44.2 $45.2 $47.9 $51.9 $53.2 $64.4 $69.2 $67.7 $69.8 $78.6 $- $10 $20 $30 $40 $50 $60 $70 $80 $4.3 $3.4 $4.4 $6.2 $6.7 $8.1 $7.7 $8.9 $10.5 $10.6 $13.4 $14.4 $12.8 $16.2 $13.8 $1.6 8.1% 17.2% 13.2% 13.5% 17.4% 17.6% 18.3% 17.0% 18.6% 20.1% 19.9% 20.8% 20.8% 20.3% 18.4% 20.6% $- $2 $4 $6 $8 $10 $12 $14 $16 $18 Q1 2005 Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008 0% 4% 8% 12% 16% 20% 24%

As of 12/31/07 As of 12/31/08 Capitalization ($ in Millions) Capitalization ($ in Millions) Cash Cash $ 9.5 $ 0.8 Total Debt Total Debt $ 61.5 $ 18.8 Stockholders' Equity Stockholders' Equity $ 190.6 $ 211.1 Total Capitalization: $ 252.1 $ 229.9 Liquidity ($ in Millions) Liquidity ($ in Millions) Cash Cash $ 9.5 $ 0.8 Revolving Line of Credit Revolving Line of Credit $ 180.0 $ 180.0 Less: Amount Outstanding Less: Amount Outstanding $ (61.5) $ (18.8) Less: Letters of Credit Less: Letters of Credit $ (0.5) $ (0.8) Total Available Liquidity: $ 127.5 $ 161.2 Strong Balance Sheet

Stable Backlog $ Million Dollars $12 $19 $21 $30 $45 $57 $61 $63 $70 $62 $59 $65 $59 $81 $76 $71 $94 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q1 2005 Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008 2/28/2009

Conservative Financial Management International Growth & Value Acquisitions New Product Introductions & Engineering Supply Chain & International Sourcing Focus on Core Competencies 2009 strategy focuses T3 Energy's efforts towards maximum liquidity and operational flexibility, while acutely monitoring project execution and financial performance. Focus on value acquisitions and international expansion opportunities with immediate returns. Engineering focus on filling out product offering, value engineering, and customer solutions. Leverage existing sourcing initiatives to stabilize product margins when pricing is put under pressure. With pressure on capital goods, equipment repair & field service become important again, a key T-3 proficiency. Heightened focus on cash flow and working capital management. 2009 Focus and Strategy